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                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 2001, with respect to the combined financial statements of GATX Terminals Companies as of and for the year ended December 31, 2000, included in the Kinder Morgan Energy Partners, L.P. Current Reports on Form 8-K filed on February 20, 2001 and Form 8-K/A Amendment No. 1 dated April 4, 2001, and incorporated by reference in this Registration Statement and related Prospectus.

Ernst & Young LLP
Chicago, Illinois
April 4, 2001